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                                   EXHIBIT 21

                            SUBSIDIARIES OF RPC, INC.

          NAME                                   STATE OF INCORPORATION
          ----                                   ----------------------

          Cudd Pressure Control, Inc.                       Delaware

          Pressure Control, Inc.                            Delaware

          South Texas Swabbing, Inc.                        Texas

          Coiled Tubing, Inc.                               Delaware

          Patterson Services, Inc.                          Delaware

          Patterson Truck Line, Inc.                        Louisiana

          Patterson Tubular Services, Inc.                  Texas

          Chaparral Boats, Inc.                             Georgia

          RPC Investment Company                            Delaware

          RPC Waste Management Services, Inc.               Georgia

          Anchor Crane & Hoist Service Company, Inc.        Georgia

          RPC Data Link, Inc.                               Georgia